Filed Pursuant to Rule 424(b)(5)
Registration No. 333-296394

Prospectus Supplement (To Prospectus dated June 1, 2026)

2,647,059 Shares

Xometry, Inc.

Class A Common Stock

We are offering 2,647,059 shares of our Class A common stock.

Our Class A common stock is traded on the Nasdaq Global Select Market under the symbol “XMTR.” On May 29, 2026, the last reported sale price of our Class A common stock on the Nasdaq Global Select Market was $95.29 per share. The final public offering price will be determined through negotiation between us and the lead underwriters in the offering and the recent market price used throughout this prospectus supplement may not be indicative of the actual offering price.

	Per share	Total
Public offering price	$85.00	$225,000,015
Underwriting discounts and commissions(1)	$3.40	$9,000,001
Proceeds to Xometry, Inc., before expenses	$81.60	$216,000,014

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

We have granted the underwriters an option to purchase up to an additional 397,058 shares of Class A common stock from us at the public offering price, less underwriting discounts and commissions, within 30 days from the date of this prospectus supplement. See “Underwriting” for more information.

Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares to purchasers on or about June 3, 2026.

Joint Book-Running Managers

J.P. Morgan	Goldman Sachs & Co. LLC

Book-Running Managers

William Blair	Citizens Capital Markets	Cantor

Co-Manager

Craig-Hallum

June 1, 2026

TABLE OF CONTENTS

Prospectus Supplement

TABLE OF CONTENTS

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of Class A common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in the accompanying prospectus-the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor the underwriters have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Class A common stock. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.

We and the underwriters are offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions in which offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Class A common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

As used in this prospectus supplement, unless the context otherwise requires, references to “Xometry,” “we,” “us,” “our” and the “Company” refer to Xometry, Inc. We own various U.S. federal trademark applications and unregistered trademarks, including our company name. All other trademarks or trade names referred to in this prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement are referred to without the symbols ® and ™, but such references should not be construed as any indication that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in our Class A common stock. Before you decide to invest in our Class A common stock, you should carefully read the prospectus supplement and the accompanying prospectus and any related free writing prospectus, including the section titled “Risk Factors” contained in this prospectus supplement, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering. You should also carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

Company Overview

Xometry, Inc. is an AI-native global online manufacturing marketplace with a suite of services that are rapidly digitizing the custom manufacturing industry. Xometry’s marketplace enables the design-to-production workflow by providing the AI-driven execution layer that translates design intent into intelligent sourcing decisions and production outcomes at scale. The marketplace offers transparency and traceability from the first quote to final delivery. The platform is designed to digitize and modernize the sourcing, pricing, and execution of manufacturing work across a broad range of processes, materials and industries, enabling more efficient matching of manufacturing demand with available production capacity. In addition, we provide services that power the broader manufacturing lifecycle. These services include advertising and marketing services through our Thomasnet industrial sourcing platform, financial services and Workcenter, our cloud-based manufacturing execution system. These services deepen our relationships with suppliers. Together, our marketplace and services platforms provide manufacturers the critical resources they need to grow their business and make it easy for buyers to create locally resilient supply chains.

Corporate Information

We were incorporated in the State of Delaware in May 2013. Our principal executive offices are located at 6116 Executive Blvd, Suite 800, North Bethesda, MD and our telephone number is (240) 335-7914. Our website address is www.xometry.com. The information contained on, or accessible through, our website is not a part of or incorporated by reference into this prospectus supplement. We have included our website in this prospectus supplement solely as an inactive textual reference.

THE OFFERING

Class A common stock offered by us	2,647,059 shares of our Class A common stock.

Option to purchase additional shares	We have granted the underwriters an option to purchase up to an additional 397,058 shares of our Class A common stock from us. This option is exercisable, in whole or in part, for a period of 30 days following the date of this prospectus supplement.

Class A common stock to be outstanding immediately after this offering	53,412,278 shares of our Class A common stock (or 53,809,336 shares if the underwriters exercise their option to purchase additional shares in full).

Use of proceeds	We estimate that our net proceeds from this offering will be approximately $215.2 million, or approximately $247.6 million if the underwriters’ option to purchase additional shares of our Class A common stock from us is exercised in full, in each case, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, including, but not limited to, general and administrative matters, repayment of debt, capital expenditures and acquisitions of other businesses or assets. See “Use of Proceeds” for additional information.

Risk factors	See “Risk Factors” beginning on page S-4 of this prospectus supplement and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors that you should carefully consider before deciding to invest in our Class A common stock.

Nasdaq Global Select Market symbol	“XMTR”

The number of shares of our Class A common stock to be outstanding immediately after this offering set forth above is based on 50,765,219 shares of our Class A common stock outstanding as of March 31, 2026, but excludes:

•

1,242,975 shares of Class A common stock issuable upon the exercise of stock options outstanding as of March 31, 2026 under our 2021 Equity Incentive Plan, or 2021 Plan, our 2016 Equity Incentive Plan, or 2016 Plan, or the Nextline Manufacturing Corp. 2014 Stock Option Plan, or Nextline Plan, at a weighted-average exercise price of $12.55 per share;

•	3,199,910 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units, or RSUs, outstanding under our 2021 Plan as of March 31, 2026;

•	582,639 shares of Class A common stock issuable upon the vesting and settlement of performance restricted stock units, or PRSUs, outstanding under our 2021 Plan as of March 31, 2026;

•	8,735,774 shares of Class A reserved for future issuances under our 2021 Plan as of March 31, 2026;

•	60,397 shares of our Class A common stock that we have reserved for future issuance and may donate to fund our social, environmental and governance initiatives;

•	any shares of Class A common stock reserved for issuance upon conversion of outstanding convertible senior notes; and

•	1,475,311 shares of our Class A common stock reserved for issuance upon conversion of Class B common stock outstanding as of March 31, 2026.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to an additional 397,058 shares of our Class A common stock, no exercise of the outstanding stock options summarized above, no vesting or settlement of the outstanding restricted stock units summarized above, and no conversion of outstanding senior convertible notes described above.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as updated or superseded by the risks and uncertainties described in our subsequent filings under the Exchange Act, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus, and all of the other information in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks is realized, our business, financial condition, results of operations and prospects could be harmed. In that event, the trading price of our Class A common stock could decline, and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to This Offering

We will have broad discretion in the use of the net proceeds to us from this offering and may not use them effectively.

We will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described in the section titled “Use of Proceeds.” Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Investors will need to rely upon the judgement of our management team with respect to the use of proceeds from this offering. If we do not use the net proceeds that we receive in this offering effectively, our business, financial condition, and results of operations could be harmed, and the trading price of our Class A common stock could decline. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities, such as money market accounts, certificates of deposit, commercial paper, and guaranteed obligations of the U.S. government that may not generate a high yield for our stockholders.

If you purchase shares of Class A common stock in this offering, you will experience immediate and substantial dilution of your investment.

The price of our Class A common stock in this offering may be higher than the net tangible book value per share of our Class A common stock. Therefore, if you purchase shares of our Class A common stock in this offering, you may pay a price per share that substantially exceeds our net tangible book value per share. Based on the public offering price of $85.00 per share, our as adjusted net tangible book value as of March 31, 2026 would have been $207.0 million, or $3.77 per share, representing an immediate increase in the net tangible book value per share of $3.93 to existing stockholders and an immediate dilution of $81.23 in net tangible book value per share to investors purchasing Class A common stock in this offering, representing the difference between our as adjusted net tangible book value per share after giving effect to this offering and the public offering price. To the extent outstanding stock options are exercised or outstanding restricted stock units vest and settle, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and issue additional shares of Class A common stock or securities convertible or exchangeable for our Class A common stock, our then-existing stockholders may experience dilution, and the new securities may have rights senior to those of our Class A common stock offered in this offering.

Investors in this offering may experience future dilution.

In order to raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into, or exchangeable for, our Class A common stock at prices that may not be the same as the price per share in this offering. We cannot assure you that we will be able to sell shares of our

Class A common stock or other related securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. If the price per share at which we sell additional shares of our Class A common stock or related securities in future transactions is less than the price per share in this offering, investors who purchase our Class A common stock in this offering will suffer dilution in their investment.

We do not intend to pay dividends on our Class A common stock so any returns will be limited to the value of our stock.

We have never declared or paid any cash dividend on our capital stock. We currently anticipate that we will retain all available funds and future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any return to stockholders will therefore be limited to the appreciation of their stock.

Our stock price may be volatile, and the value of our Class A common stock may decline.

The market price of our Class A common stock may be highly volatile and may fluctuate or decline substantially as a result of a variety of factors, some of which are beyond our control, and may not be related to our operating performance including:

•	price and volume fluctuations in the overall stock market from time to time;

•	actual or anticipated fluctuations in our operating results or financial condition;

•	variance in our financial performance from expectations of securities analysts;

•	changes to our pricing model;

•	changes in our projected operating and financial results;

•	changes in laws or regulations applicable to our business;

•	announcements by us or our competitors of significant business developments, acquisitions, or new offerings;

•	our involvement in any litigation;

•	future sales of our Class A common stock by us or our stockholders;

•	whether our results of operations meet previously announced guidance or the expectations of securities analysts or investors;

•	actual or perceived data breaches, disruptions or other incidents involving our platform, marketplace or products or services;

•	developments or disputes concerning our intellectual property or proprietary rights or our solutions, or third-party intellectual or proprietary rights;

•	changes in senior management or key personnel;

•	the trading volume of our Class A common stock;

•	changes in the anticipated future size and growth rate of our market; and

•

general economic and market conditions and overall fluctuations in the financial markets in the United States and abroad, including the effects of public health crises or other macroeconomic factors and geopolitical tension, which may lead to periods of global economic uncertainty.

The market for technology stocks and the stock market in general have recently experienced significant price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies, including our own. These fluctuations have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry fluctuations, as well as general economic, political, regulatory and market conditions, may continue to negatively impact investor confidence and the market price of equity securities, including our Class A common stock. Broad market and industry fluctuations, as well as general economic, political, regulatory, and market conditions, may also negatively impact the market price of our Class A common stock. In addition, technology stocks have historically experienced high levels of volatility. In the past, companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future, which could result in substantial expenses and divert our management’s attention.

A sale of a substantial number of shares of our Class A common stock may cause the price of our Class A common stock to decline.

Sales of a substantial number of shares of our Class A common stock in the public market could occur at any time. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our common stock in the public market, the market price of our common stock could decline significantly.

We cannot predict what effect, if any, sales of our shares in the public market or the availability of shares for sale will have on the market price of our Class A common stock. However, future sales of substantial amounts of our Class A common stock in the public market, including shares issued upon exercise of outstanding options or vesting and settlement of outstanding RSUs and PRSUs, or the perception that such sales may occur, could adversely affect the market price of our Class A common stock.

In addition, J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC may, in their sole discretion, release all or some portion of the shares subject to the lock-up agreements associated with this offering at any time and for any reason. Sales of a substantial number of such shares upon expiration of the lock-up agreements, the perception that such sales may occur, or early release of these agreements, could cause our market price to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and accompanying prospectus, and the information incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties.

All statements, other than statements of historical fact, contained in this prospectus supplement and the accompanying prospectus, and the information incorporated by reference herein and therein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and projections of market opportunity, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, but are not limited to, statements concerning the following:

•	our expectations regarding our revenue, expenses and other operating results;

•	the anticipated growth of our business, including our ability to effectively manage or sustain our growth and to achieve or sustain profitability;

•

the effects of inflation, interest rates, recessionary factors, foreign exchange rate volatility, tariffs and other trade barriers, domestic and global geopolitical uncertainties, public health crises, supply-chain disruptions or other macroeconomic factors, which may lead to periods of global economic uncertainty;

•	future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements;

•	our ability to attract new buyers and suppliers and successfully engage new and existing buyers and suppliers;

•	the costs and success of our sales and marketing efforts, and our ability to promote our brand;

•	our reliance on key personnel and our ability to identify, recruit and retain skilled personnel;

•	our ability to effectively manage our growth, including any international expansion;

•	our ability to obtain, maintain, protect and enforce our intellectual property or other proprietary rights and any costs associated therewith;

•	our ability to effectively manage our costs and expenses, which may be impacted by changes in tariff policies and inflationary pressures;

•	our ability to compete effectively with existing competitors and new market entrants;

•	the growth rates of the markets in which we compete; and

•	our anticipated use of proceeds from this offering.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus supplement and the documents incorporated herein by reference primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2025, incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement and the documents incorporated herein by reference. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements made in this prospectus supplement and the documents incorporated herein by reference that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date on which such statements are made. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this prospectus supplement and the documents incorporated herein by reference relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of shares of our Class A common stock in this offering will be approximately $215.2 million, or approximately $247.6 million if the underwriters exercise their option to purchase additional shares of our Class A common stock in full, in each case, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, including, but not limited to, general and administrative matters, repayment of debt, capital expenditures and acquisitions of other businesses or assets. Pending the use of net proceeds as described above, we intend to invest the net proceeds in short-term, investment-grade, interest bearing instruments in accordance with our investment policy.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described in the section titled “Risk Factors” in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, as well as the amount of cash used in our operations and any unforeseen cash needs. Therefore, our actual expenditures may differ materially from the estimates described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

DILUTION

If you invest in our Class A common stock, your interest will be diluted to the extent of the difference between the amount per share paid by purchasers of shares of Class A common stock in this public offering and the as adjusted net tangible book value per share of our Class A common stock immediately after this offering.

As of March 31, 2026, we had a historical net tangible book value of $(8.1) million, or $(0.16) per share of Class A common stock. Our historical net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of Class A common stock outstanding.

After giving effect to the sale by us of 2,647,059 shares of Class A common stock in this offering at the public offering price of $85.00 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2026 would have been approximately $207.0 million, or approximately $3.77 per share. This amount represents an immediate increase in our net tangible book value of approximately $3.93 per share to our existing stockholders and an immediate dilution in our net tangible book value of approximately $81.23 per share to investors purchasing Class A common stock in this offering. We determine dilution by subtracting our as adjusted net tangible book value per share after this offering from the amount of cash paid by an investor for a share of Class A common stock in this offering. The following table illustrates this dilution on a per share basis:

Public offering price per share		$85.00
Historical net tangible book value per share as of March 31, 2026	$(0.16)
Increase in net tangible book value per share attributable to investors purchasing shares in this offering	$3.93
As adjusted net tangible book value per share after giving effect to this offering		$3.77
Dilution in net tangible book value per share to investors purchasing shares in this offering		$81.23

If the underwriters exercise in full their option to purchase up to 397,058 additional shares of Class A common stock at the public offering price of $85.00 per share, the as adjusted net tangible book value per share after this offering would be approximately $4.33, representing an increase in net tangible book value of approximately $4.49 per share to our existing stockholders and immediate dilution in net tangible book value of approximately $80.67 per share to new investors purchasing our Class A common stock in this offering at the public offering price.

The above table and calculations (other than net tangible book value calculations) are based on 50,765,219 shares of our Class A common stock outstanding as of March 31, 2026, and excludes:

•

1,242,975 shares of Class A common stock issuable upon the exercise of stock options outstanding as of March 31, 2026 under our 2021 Plan, our 2016 Plan or our Nextline Plan, at a weighted-average exercise price of $12.55 per share;

•	3,199,910 shares of Class A common stock issuable upon the vesting and settlement of RSUs outstanding under our 2021 Plan as of March 31, 2026;

•	582,639 shares of Class A common stock issuable upon the vesting and settlement of PRSUs outstanding under our 2021 Plan as of March 31, 2026;

•	8,735,774 shares of Class A reserved for future issuances under our 2021 Plan as of March 31, 2026;

•	60,397 shares of our Class A common stock that we have reserved for future issuance and may donate to fund our social, environmental and governance initiatives;

•	any shares of Class A common stock reserved for issuance upon conversion of outstanding convertible senior notes; and

•	1,475,311 shares of our Class A common stock reserved for issuance upon conversion of Class B common stock outstanding as of March 31, 2026.

To the extent that any outstanding options are exercised, outstanding RSUs or PRSUs vest or settle, or new options or restricted stock units are issued under our stock-based compensation plans, or we issue additional shares of Class A common stock in the future, there will be further dilution to investors participating in this offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our Class A common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively so as to result in U.S. federal income tax consequences different from those discussed below. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our Class A common stock.

This discussion is limited to Non-U.S. Holders that hold our Class A common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income, any minimum tax provisions or the special tax accounting rules under Section 451(b) of the Code. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding our Class A common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons that own, or are deemed to own, shares of our Class B common stock;

•	persons holding (actually or constructively) more than 5% of our Class A common stock;

•	tax-qualified retirement plans; and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity or arrangement, domestic or foreign, that is treated as a partnership for U.S. federal income tax purposes holds our Class A common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Class A common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Class A common stock that is neither a “U.S. person” nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes. A “U.S. person” is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

We do not anticipate declaring or paying any cash dividends for the foreseeable future. However, if we do make distributions of cash or property on our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a tax-free return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described under the subsection titled “—Sale or Other Taxable Disposition” below.

Subject to the discussion below regarding effectively connected income, dividends paid to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaties.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the individual rates or corporate rate applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussion below regarding backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale or other taxable disposition of our Class A common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our Class A common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax at regular U.S. federal income tax rates on the net gain recognized, generally in the same manner as if it were a U.S. person, unless an applicable income tax treaty provides otherwise. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a flat rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our Class A common stock, which may be offset by certain U.S.-source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we would be a USRPHC if the fair market value of our U.S. real property interests equaled or exceeded 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business. We believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future.

Information Reporting and Backup Withholding

Payments of dividends on our Class A common stock will not be subject to backup withholding, provided the Non-U.S. Holder certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our Class A common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our Class A common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Class A common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as specifically defined for purposes of FATCA), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as specifically defined for purposes of FATCA) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as specifically defined for purposes of FATCA), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A common stock. Although the Code provides that FATCA withholding generally also will apply to payments of gross proceeds from the sale or other disposition of our Class A common stock, proposed Treasury Regulations have been released that, if finalized in their present form, would eliminate the FATCA withholding of 30% applicable to gross proceeds from sales or other dispositions of our Class A common stock (other than amounts treated as dividends). The preamble to the proposed Treasury Regulations states that taxpayers generally may rely on them until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Class A common stock.

UNDERWRITING

We are offering the shares of Class A common stock described in this prospectus through a number of underwriters. J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC are acting as joint book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of Class A common stock listed next to its name in the following table:

Name	Number of Shares
J.P. Morgan Securities LLC	976,103
Goldman Sachs & Co. LLC	976,103
William Blair & Company, L.L.C	248,162
Citizens JPM Securities, LLC	198,529
Cantor Fitzgerald & Co.	124,081
Craig-Hallum Capital Group LLC	124,081

Total	2,647,059

The underwriters are committed to purchase all the shares of Class A common stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters propose to offer the shares of Class A common stock directly to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $2.04 per share. After the initial offering of the shares to the public, if all of the shares of Class A common stock are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to 397,058 additional shares of Class A common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of Class A common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of Class A common stock less the amount paid by the underwriters to us per share of Class A common stock. The underwriting fee is $3.40 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$3.40	$3.40
Total	$9,000,001	$10,349,998

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $850,000.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

One of our directors has indicated an interest in purchasing up to $5.0 million of the shares being offered in this offering. Any such purchase would be made at the public offering price. Such director has provided an indication of interest only and is not obligated to purchase any of our shares of Class A common stock in this offering, nor are we obligated to sell any of our shares of Class A common stock in this offering to such director. The underwriters will receive the same discount on shares of Class A common stock purchased by such director as they will from any other shares of Class A common stock sold to the public in this offering.

We have agreed that we will not, and will not publicly disclose the intention to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, lend or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Securities and Exchange Commission a registration statement under the Securities Act relating to, any of our securities that are substantially similar to shares of our Class A common stock, including but not limited to any options or warrants to purchase shares of our Class A common stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of our Class A common stock or any such substantially similar securities, including, for the avoidance of doubt, our Class B common stock, $0.000001 par value per share (the “Class B Common Stock”) (collectively, for the purposes of this paragraph, the “Securities”) or (ii) enter into any hedging, swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of our Class A common stock or any Securities, whether any such transactions described in clause (i) or (ii) above is to be settled by delivery of our Class A common stock or any Securities, in cash or otherwise, in each case without the prior written consent of J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC for a period of 45 days after the date of this prospectus, other than the shares of our Class A common stock to be sold in this offering.

The restrictions on our actions, as described above, do not apply to certain transactions, including (i) the issuance by us of shares of our Class A common stock upon the exercise of options or the settlement of restricted stock units (including any “net” or “cashless” exercises or settlements) outstanding on the date of the underwriting agreement and described in this prospectus or upon the exercise of warrants or the conversion or exchange of convertible or exchangeable securities outstanding on the date of the underwriting agreement (including our outstanding Class B common stock, 1.00% Convertible Senior Notes due 2027 and 0.75% Convertible Senior Notes due 2030), provided that recipients who are also members of our board of directors or executive officers will enter into a lock-up agreement with the underwriters; (ii) the grant of options to purchase or issuance by us of shares of Class A common stock or securities convertible into, exchangeable for or that represent the right to receive shares of Class A common stock, in each case pursuant to the Company’s equity plans described in this prospectus, provided that recipients who are also members of our board of directors or executive officers will enter into a lock-up agreement with the underwriters; (iii) the issuance by us of up to 10% of the outstanding shares of our Class A common stock or securities convertible into, exchangeable for or that represent the right to receive Class A common stock in connection with (x) the acquisition by us or any of our subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by us in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement, or (y) our joint ventures, commercial relationships and other strategic relationships, provided that such recipients will enter into a lock-up agreement with the underwriters; (iv) the issuance of shares of Class A common stock in charitable contributions pursuant to the program approved by our board of directors as described in our Annual Report on Form 10-K for the year ended December 31, 2025, provided that such recipients will enter into a lock-up agreement with the underwriters; (v) the filing of any registration statement(s) on Form S-8 relating to the securities granted or to be granted pursuant to (i) our equity plans that are described in this prospectus or (ii) any assumed employee benefit plan contemplated by (iii); or (vi) the consummation of the transactions contemplated by, or termination of, capped call confirmations entered into in connection with our 0.75% Convertible Senior Notes due 2030.

Our directors and executive officers (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 45 days after the date of this prospectus (such period, the “restricted period”), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of our Class A common stock or any options or warrants to purchase any shares of our Class A common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of our Class A common stock (such options, warrants, stock appreciation rights or other securities, collectively, the “derivative instruments”), including without limitation any such shares of Class A common stock or derivative instruments now owned or hereafter acquired by the lock-up party (collectively, the “lock-up securities”), (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the lock-up party or someone other than the lock-up party), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of our Class A common stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above.

The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including:

•

the transfer of shares as a bona fide gift or gifts or for bona fide estate planning purposed, provided that the donee or donees thereof agree to be bound in writing by the lock-up restrictions, and provided further that any Section 16(a) filing required pursuant to the Exchange Act shall clearly state that such transfer is a bona fide gift and that such shares remain subject to the restrictions set forth in the lock-up agreement;

•

the transfer of shares to any trust for the direct or indirect benefit of the lock-up party or an immediate family member, provided that the trustee of the trust agrees to be bound in writing by the lock-up restrictions, provided further that any such transfer shall not involve a disposition for value, and provided further than no filing under Section 16(a) of the Exchange Act, reporting such transfer, shall be required or shall be voluntarily made during the lock-up period (other than any required Form 5 filing after the end of the calendar year in which such transaction occurs);

•

the transfer of shares upon death or by will, testamentary document or intestate succession, provided that the transferee agrees to be bound in writing by the lock-up restrictions, provided further that any such transfer shall not involve a disposition for value, and provided further that no filing under Section 16(a) of the Exchange Act, reporting such transfer shall be voluntarily made during the lock-up period and if a report under Section 16(a) of the Exchange Act is required to be filed during the lock-up period, such report shall include a statement to the effect that (A) such transfer relates to the circumstances described in this bullet, and (B) the shares received are subject to a lock-up agreement with the underwriters;

•

the transfer of shares in connection with a sale of shares acquired in open market transactions after the date of this prospectus, provided that it shall be a condition to the transfer that no filing under Section 16(a) of the Exchange Act, reporting such transfer, shall be required or shall be voluntarily made during the lock-up period;

•

the transfer of shares to the Company in connection with the exercise of options or the vesting or settlement of restricted stock units or other equity awards, including in connection with “net” or “cashless” exercises or in the open market pursuant to a “sell-to-cover” transaction, for the payment of tax withholdings or remittance payments due as a result of the exercise of any such options or vesting or settlement of such restricted stock units or other equity awards in all such cases, (A) pursuant to equity awards granted under a stock incentive plan or other equity award plan that is described herein and (B) provided that any shares of Class A common stock received upon such exercise, vesting or settlement, in each case, that are not transferred to cover any such tax obligations shall be subject to the terms of the lock-up agreement, provided further, (1) that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the lock-up period in connection with an option exercise described in this bullet unless such option would otherwise expire pursuant to its terms within the lock-up period and (2) that any filing under Section 16(a) of the Exchange Act that occurs during the lock-up period, or any other public filing or disclosure of such transfer shall clearly indicate in the footnotes thereto that such transfer relates to the circumstances described in this bullet;

•

if the lock-up party is a partnership, limited liability company, corporation, trust or other business entity, transfers (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (within the meaning set forth in Rule 405 as promulgated by the SEC under the Securities Act of 1933, as amended and including such party’s subsidiaries) of the lock-up party, (B) to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or affiliates thereof (including, for the avoidance of doubt, where the lock-up party is a partnership) or (C) as part of a distribution, transfer or disposition by the lock-up party to its stockholders, limited partners, general partners, limited liability company members or other equityholders or to the estate of any such stockholders, limited partners, general partners, limited liability company members or equityholders; provided that the transferee or distributee agrees to be bound in writing by the restrictions set forth herein; provided further that any such transfer shall not involve a disposition for value; and provided further that no filing under Section 16(a) of the Exchange Act, reporting such transfer, shall be required or shall be voluntarily made during the lock-up period;

•

transfers by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement; provided that the transferee agrees to be bound in writing by the lock-up restrictions; and provided further that any filings under Section 16(a) of the Exchange Act, or any other public filing or disclosure of such transfer by or on behalf of the lock-up party, shall clearly indicate in the footnotes thereto that such transfer relates to the circumstances described in this bullet;

•

transfers to the Company, in connection with the repurchase of shares of Class A common stock issued pursuant to an employee benefit plan or stock plan disclosed herein or pursuant to the agreements pursuant to which such shares were issued as disclosed herein, in each case, upon termination of the lock-up party’s relationship with the Company; provided that any filings under Section 16(a) of the Exchange Act, or any other public filing or disclosure of such transfer by or on behalf of the lock-up party, shall clearly indicate in the footnotes thereto that such transfer relates to the circumstances described in this bullet;

•

transfers of shares pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock and approved by the board of directors of the Company, and the result of which is that any “person” (as defined in Rules 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owners (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 50% of total voting power of the voting stock of the Company or the surviving entity (a “Change of Control Transaction”); provided that in the event of a Change of Control Transaction is not completed, the lock-up party’s shares shall remain subject to the lock-up provisions; provided, further that so long as the locked-up party’s shares are not transferred, sold or tendered, such shares shall remain subject to the lock-up provisions;

•	transfers with the prior written consent of J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC; and

•

the entry into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act that was established prior to the date hereof; provided that, any filing under Section 16(a) of the Exchange Act that occurs during the lock-up period, or any other public filing or disclosure of such transfer by or on behalf of the lock-up party, shall clearly indicate in the footnotes thereto that such transfer relates to the circumstances described in this bullet.

J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, in their sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Our Class A Common Stock is listed on The Nasdaq Global Select Market under the symbol “XMTR”.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of Class A common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of Class A common stock, which involves the sale by the underwriters of a greater number of shares of Class A common stock than they are required to purchase in this offering, and purchasing shares of Class A common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the Class A common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase Class A common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the Class A common stock or preventing or retarding a decline in the market price of the Class A common stock, and, as a result, the price of the Class A common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

In addition, in connection with this offering certain of the underwriters (and selling group members) may engage in passive market making transactions in our Class A common stock on The Nasdaq Stock Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on The Nasdaq Stock Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the Class A common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our Class A common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that

Relevant State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant State at any time:

(a)	to any qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, supplement a prospectus pursuant to Article 23 of the Prospectus Regulation or publish an Annex IX document pursuant to Article 1(4) of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom except that the shares may be offered to the public in the United Kingdom at any time:

(a)

where (i) the offer is conditional on the admission of the shares to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(a) of Schedule 1 of the POATR) or (ii) the shares being offered are at the time of the offer already admitted to trading on London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(b) of Schedule 1 of the POATR);

(b)	to any qualified investor as defined in paragraph 15 of Schedule 1 of the POATR;

(c)	to fewer than 150 persons (other than qualified investors as defined in paragraph 15 of Schedule 1 of the POATR), subject to obtaining the prior consent of the underwriters for any such offer; or

(d)	in any other circumstances falling within Part 1 of Schedule 1 of the POATR.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication to any person which presents sufficient information on: (a) the shares to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for the shares and the expression “POATR” means the Public Offers and Admissions to Trading Regulations 2024.

This prospectus is only being distributed to and is only directed at: (A) persons who are outside the United Kingdom, or (B) qualified investors who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high-net-worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

Notice to Prospective Investors in Ireland

Each underwriter has represented and agreed that:

(a)

it will not underwrite the issue of, or place, the shares otherwise than in conformity with the provisions of the European Communities (Markets in Financial Instruments) Regulations 2007 (Nos. 1 to 3) (as amended, the “MiFID Regulations”) including, without limitation, Regulations 7 (Authorisation) and 152 (Restrictions on advertising) thereof, any codes of conduct made under the MiFID Regulations, and the provisions of the Investor Compensation Act 1998 (as amended);

(b)

it will not underwrite the issue of, or place, the shares otherwise in conformity with the provisions of the Companies Act 2014 (as amended, the “Companies Act”), the Central Bank Acts 1942-2019 (as amended) and any codes of practice made under Section 117(1) of the Central Bank Act 1989 (as amended);

(c)

it will not underwrite the issue of, or place, or do anything in Ireland with respect to the Class A common stock otherwise than in conformity with the provisions of the Prospectus Regulation, the European Union (Prospectus) Regulations 2019 (as amended) and any rules and guidance issued by the Central Bank under Section 1363 of the Companies Act; and

(d)

it will not underwrite the issue of, place or otherwise act in Ireland in respect of, the shares otherwise than in conformity with the Market Abuse Regulatiaon (EU 596/2014) (as amended) and any rules and guidance issued by the Central Bank of Ireland under Section 1370 of the Irish Companies Act (as amended).

Notice to Prospective Investors in Switzerland

This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any shares. No shares have been offered or will be offered to the public in Switzerland, except that offers of shares may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a)	to any person which is a professional client as defined under the FinSA; or

(b)	in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of shares shall require the Company or any investment bank to publish a prospectus pursuant to Article 35 FinSA.

The shares have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the shares constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Australia

This prospectus supplement:

•	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, no shares have been or will be offered or sold and no shares have been or will be made the subject of an invitation for subscription or purchase, and no prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has been or will be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act

2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Notice to Prospective Investors in China

This prospectus supplement will not be circulated or distributed in the PRC and the shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Notice to Prospective Investors in Saudi Arabia

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 3-123-2017 dated 27 December 2017, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorised financial adviser.

Notice to Prospective Investors in Qatar

The shares described in this prospectus have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

Notice to Prospective Investors in the Dubai International Financial Centre (“DIFC”)

This document relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This document is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (DFSA) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in the United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the

United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority (FSRA) or the Dubai Financial Services Authority (DFSA).

Notice to Prospective Investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, qualified investors listed in the first addendum, or the Addendum, to the Israeli Securities Law. Qualified investors may be required to submit written confirmation that they fall within the scope of the Addendum.

LEGAL MATTERS

Certain legal matters in connection with the shares of common stock offered hereby will be passed upon for us by Cooley LLP, Boston, Massachusetts. Davis Polk & Wardwell LLP, Redwood City, California, has acted as counsel to the underwriters in connection with this offering.

EXPERTS

The financial statements of Xometry, Inc. incorporated by reference in this prospectus supplement, and the effectiveness of Xometry, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

The consolidated financial statements of Xometry, Inc. as of and for the fiscal year ended December 31, 2024, incorporated by reference in this prospectus supplement have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

Xometry, Inc. has agreed to indemnify and hold KPMG LLP harmless against and from any and all legal costs and expenses incurred by KPMG LLP in successful defense of any legal action or proceeding that arises as a result of KPMG LLP’s consent to the incorporation by reference of its audit report on Xometry, Inc.’s past financial statements incorporated by reference in this registration statement.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all of the information set forth in the registration statement and the exhibits thereto. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference therein. For further information with respect to us and the Class A common stock we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.xometry.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement or the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC (Commission File No. 001-40546) will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing and concurrent effectiveness of the registration statement but prior to the termination of all offerings covered by this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 24, 2026;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2026;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 7, 2026;

•	our Current Reports on Form 8-K filed with the SEC on February 24, 2026, May 8, 2026 and May 21, 2026, to the extent the information in such reports is filed and not furnished; and

•

the description of our Class  A common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 18, 2022, and any amendment or report filed with the SEC for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement or the underlying prospectus is delivered, without charge upon the written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Xometry, Inc., Attn: Secretary, 6116 Executive Boulevard, Suite 800, North Bethesda, Maryland 20852, and our telephone number is (240) 335-7914.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

Prospectus

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we or selling securityholders may offer and sell any combination of shares of the securities described in this prospectus, either individually or in combination with other securities in one or more offerings. We or selling securityholders may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we or selling securityholders offer securities pursuant to this prospectus, we will specify in an accompanying prospectus supplement the terms of the securities being offered. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.

The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our Class A common stock is traded on the Nasdaq Global Select Market under the symbol “XMTR.” On May 29, 2026, the last reported sale price of our Class A common stock was $95.29 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Global Select Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 5 of this prospectus and in any applicable prospectus supplement and related free writing prospectus we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of securities by selling securityholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 1, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is a part of an automatic registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we or selling securityholders may offer and sell from time to time in one or more offerings, any combination of the securities described in this prospectus. No limit exists on the aggregate number or amount of securities we or selling securityholders may sell pursuant to the registration statement of which this prospectus is a part.

This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time we or selling securityholders sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable.

You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

As used in this prospectus, unless the context otherwise requires, references to “Xometry,” “we,” “us,” “our” and the “Company” refer to Xometry, Inc. We own various U.S. federal trademark applications and unregistered trademarks, including our company name. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indication that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part, before making your investment decision.

Overview

Xometry, Inc. is an AI-native global online manufacturing marketplace with a suite of services that are rapidly digitizing the custom manufacturing industry. Xometry’s marketplace enables the design-to-production workflow by providing the AI-driven execution layer that translates design intent into intelligent sourcing decisions and production outcomes at scale. The marketplace offers transparency and traceability from the first quote to final delivery. The platform is designed to digitize and modernize the sourcing, pricing, and execution of manufacturing work across a broad range of processes, materials and industries, enabling more efficient matching of manufacturing demand with available production capacity. In addition, we provide services that power the broader manufacturing lifecycle. These services include advertising and marketing services through our Thomasnet industrial sourcing platform, financial services and Workcenter, our cloud-based manufacturing execution system. These services deepen our relationships with suppliers. Together, our marketplace and services platforms provide manufacturers the critical resources they need to grow their business and make it easy for buyers to create locally resilient supply chains.

Corporate Information

We were incorporated in the State of Delaware in May 2013. Our principal executive offices are located at 6116 Executive Blvd, Suite 800, North Bethesda, MD and our telephone number is (240) 335-7914. Our website address is www.xometry.com. The information contained on, or accessible through, our website is not a part of or incorporated by reference into this prospectus. We have included our website in this prospectus solely as an inactive textual reference.

The Securities We May Offer

We or selling securityholders may offer shares of our Class A common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time we or selling securityholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking, if applicable;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	material U.S. federal income tax considerations.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We or selling securityholders may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we or selling securityholders do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the estimated net proceeds to us.

Class A Common Stock

We may issue shares of our Class A common stock from time to time. Under our certificate of incorporation, our board of directors has the authority to issue up to 750,000,000 shares of Class A common stock, par value $0.000001 per share. Holders of our Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of Class A common stock are entitled to receive ratably any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

In the event of our liquidation, dissolution or winding up, the holders of Class A common stock are entitled to receive ratably our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of Class A common stock have no preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to our Class A common stock. The rights, preferences and privileges of holders of Class A common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 50,000,000 shares of preferred stock, par value $0.000001 per share, in one or more series and determine the rights, preferences and limitations of the preferred stock, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our Class A common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our Class A common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our Class A common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate of designation establishing the terms of the preferred stock with the SEC. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our Class A common stock or other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants

We may issue warrants for the purchase of Class A common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with Class A common stock, preferred stock and/ or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you)

related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Any warrants issued under this prospectus will be evidenced by warrant certificates. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Selling Securityholders

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Information about selling securityholders, if any, will be set forth in a prospectus supplement. See “Selling Securityholders” in this prospectus.

Use of Proceeds

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we intend to use the net proceeds for working capital and general corporate purposes, including, but not limited to, general and administrative matters, repayment of debt, capital expenditures and acquisitions of other businesses or assets. See “Use of Proceeds” in this prospectus. Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.

Nasdaq Global Select Market Listing

Our Class A common stock is traded on the Nasdaq Global Select Market under the symbol “XMTR.” The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Global Select Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 10-K, as updated by our subsequent quarterly and other reports and documents that are incorporated by reference into this prospectus and the applicable prospectus supplement, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors described in the documents referenced above could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each applicable prospectus supplement and the information incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties.

All statements, other than statements of historical fact, contained in this prospectus, the applicable prospectus supplement, and the information incorporated by reference herein and therein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and projections of market opportunity, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make due to various factors, including, but not limited to, those set forth under the heading “Risk Factors” in this prospectus, any applicable prospectus supplement, the documents incorporated by reference therein or any free writing prospectus that we may authorize. In addition, our forward-looking statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, including but not limited to, general and administrative matters, repayment of debt, capital expenditures and acquisitions of other businesses or assets. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the net proceeds, if any, from the sale of securities under this prospectus. Accordingly, we will retain broad discretion over the use of such proceeds. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use of the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending the use of the net proceeds as described above, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes selected information regarding our capital stock, as well as provisions of; (i) our amended and restated certificate of incorporation; (ii) our amended and restated bylaws; and (iii) the general Corporation Law of the State of Delaware (the “DGCL”). The following summary is qualified in its entirety by, and should be read in conjunction with, the amended and restated certificate of incorporation and the amended and restated bylaws, which are filed as exhibits to our most recent Annual Report on Form 10-K and are incorporated by reference herein.

General

Our amended and restated certificate of incorporation provides for two classes of common stock: Class A common stock and Class B common stock. In addition, our amended and restated certificate of incorporation authorizes shares of undesignated preferred stock, the rights, preferences and privileges of which may be designated from time to time by our board of directors.

Our authorized capital stock consists of 805,000,000 shares, all with a par value of $0.000001 per share, of which:

•	750,000,000 shares are designated Class A common stock;

•	5,000,000 shares are designated Class B common stock; and

•	50,000,000 shares are designated preferred stock

Class A Common Stock and Class B Common Stock

Voting Rights

Holders of our Class A common stock are entitled to one vote per share on any matter that is submitted to a vote of our stockholders. Holders of our Class B common stock are entitled to 20 votes per share on any matter submitted to a vote of our stockholders. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders. The affirmative vote of holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of capital stock, voting as a single class, are required to amend certain provisions of our amended and restated certificate of incorporation, including provisions relating to amending our amended and restated bylaws, the classified board, the size of our board, removal of directors, director liability, vacancies on our board, special meetings, stockholder notices, actions by written consent and exclusive jurisdiction. Our amended and restated certificate of incorporation does not provide for cumulative voting for the election of directors.

Economic Rights

Except as otherwise expressly provided in our certificate of incorporation or required by applicable law, all shares of Class A common stock and Class B common stock have the same rights and privileges and rank equally, share ratably and be identical in all respects for all matters, including those described below.

Dividends and Distributions

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Class A common stock and Class B common stock are entitled to share equally, identically and ratably, on a per share basis, with respect to any dividend or distribution of cash or property paid or distributed by the company, unless different treatment of the shares of the affected class is approved by the affirmative vote of the holders of a majority of the outstanding shares of such affected class, voting separately as a class.

Liquidation Rights

On our liquidation, dissolution or winding-up, the holders of Class A common stock and Class B common stock are entitled to share equally, identically and ratably in all assets remaining after the payment of any liabilities, liquidation preferences and accrued or declared but unpaid dividends, if any, with respect to any outstanding preferred stock, unless a different treatment is approved by the affirmative vote of the holders of a majority of the outstanding shares of such affected class, voting separately as a class.

Change of Control Transactions

The holders of Class A common stock and Class B common stock are treated equally and identically with respect to shares of Class A common stock and Class B common stock owned by them, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of the class treated differently, voting separately as a class, on (a) the closing of the sale, transfer or other disposition of all or substantially all of our assets, (b) the consummation of a merger, reorganization, consolidation or share transfer which results in our voting securities outstanding immediately before the transaction (or the voting securities issued with respect to our voting securities outstanding immediately before the transaction) representing less than a majority of the combined voting power of the voting securities of the company or the surviving or acquiring entity or (c) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons of securities of the company if, after closing, the transferee person or group would hold 50% or more of the outstanding voting power of the company (or the surviving or acquiring entity). However, consideration to be paid or received by a holder of common stock in connection with any such assets sale, merger, reorganization, consolidation or share transfer under any employment, consulting, severance or other arrangement will be disregarded for the purpose of determining whether holders of common stock are treated equally and identically.

Subdivisions and Combinations

If we subdivide or combine in any manner outstanding shares of Class A common stock or Class B common stock, the outstanding shares of the other classes will be subdivided or combined in the same manner.

No Preemptive or Similar Rights

Our Class A common stock and Class B common stock are not entitled to preemptive rights, and are not subject to conversion, redemption or sinking fund provisions, except for the conversion provisions with respect to the Class B common stock described below.

Conversion

Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. On any transfer of shares of Class B common stock, whether or not for value, each such transferred share will automatically convert into one share of Class A common stock, except for certain transfers described in our amended and restated certificate of incorporation, including transfers for tax and estate planning purposes, so long as the transferring holder continues to hold sole voting and dispositive power with respect to the shares transferred.

Any holder’s shares of Class B common stock will convert automatically into Class A common stock, on a one-to-one basis, upon the following: (1) sale or transfer of such share of Class B common stock; (2) the death or incapacity of the Class B common stockholder; (3) such holder’s departure from our board of directors; and (4) on the final conversion date, defined as the earlier of (a) the seventh anniversary of our initial public offering; or (b) the date specified by vote of the holders of a majority of the outstanding shares of Class B common stock.

Once transferred and converted into Class A common stock, the Class B common stock may not be reissued.

Preferred Stock

Under our amended and restated certificate of incorporation, our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 50,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our Class A common stock or Class B common stock. Any issuance of our preferred stock could adversely affect the voting power of holders of our Class B common stock, and the likelihood that such holders would receive dividend payments and payments on liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action.

Anti-Takeover Provisions

Certificate of Incorporation and Bylaws

Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the voting power of our shares of common stock may elect all of our directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide for stockholder actions at a duly called meeting of stockholders or, before the date on which all shares of common stock convert into a single class, by written consent. A special meeting of stockholders may be called by a majority of our board of directors, the chair of our board of directors, our chief executive officer or our lead independent director. Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors.

Our amended and restated certificate of incorporation further provides for a dual-class common stock structure, which provides our Class B common stockholders with control over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets.

In accordance with our amended and restated certificate of incorporation our board of directors is divided into three classes with staggered three-year terms.

The foregoing provisions make it more difficult for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions, including the dual-class structure of our common stock, are intended to preserve our existing control structure, facilitate our continued product innovation and the risk-taking that it requires, permit us to continue to prioritize our long-term goals rather than short-term results, enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Section 203 of the DGCL

At any time when we have a class of voting stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders, we will be subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, subject to certain exceptions.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware be the exclusive forum for actions or proceedings brought under Delaware statutory or common law: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a breach of fiduciary duty; (3) any action asserting a claim against us arising under the Delaware General Corporation Law; (4) any action regarding our amended and restated certificate of incorporation or our amended and restated bylaws; (5) any action as to which the Delaware General Corporate Law confers jurisdiction to the Court of Chancery of the State of Delaware; or (6) any action asserting a claim against us that is governed by the internal affairs doctrine. The provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act. Our amended and restated certificate of incorporation further provides that the federal district courts of the United States of America is the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A., with offices at 150 Royall Street, Canton, Massachusetts 02021. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Listing on Nasdaq

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “XMTR.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount” (“OID”), for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities-General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:

•	the title of such securities;

•	the offering price or prices and aggregate number of warrants offered;

•	the currency or currencies for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security in certain situations as described under “—Special Situations When a Global Security Will Be Terminated,” or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.

We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

SELLING SECURITYHOLDERS

Information about selling securityholders, if applicable, will be set forth in a prospectus supplement, in a post-effective amendment to this registration statement, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We or selling securityholders may sell the securities covered hereby from time to time pursuant to underwritten public offerings, direct sales to the public, “at the market” offerings, negotiated transactions, block trades or a combination of these methods. A distribution of these securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants. We or selling securityholders may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We or selling securityholders may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will describe the terms of the offering of the securities and the specific plan of distribution in a prospectus supplement or supplements to this prospectus, any related free writing prospectus that we may authorize to be provided to you, an amendment to the registration statement of which this prospectus is a part, or other filings we make with the SEC under the Exchange Act that are incorporated by reference. Such description may include, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the name or names of the selling securityholders if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any options to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us or any selling securityholders;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or selling securityholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional shares or other option. If a dealer is used in the sale of securities, we, a selling securityholder, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We or selling securityholders may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities. There is currently no market for any of the offered securities, other than our Class A common stock, which is listed on the Nasdaq Global Select Market. We have no current plans for listing of the preferred stock, debt securities or warrants on any securities exchange or quotation system; any such listing with respect to any particular preferred stock, debt securities or warrants will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may be granted an option to purchase additional shares and engage in stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act. An underwriter’s option to purchase additional shares involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents who are qualified market makers on the Nasdaq Global Select Market may engage in passive market making transactions in the securities on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Cooley LLP, Boston, Massachusetts. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Xometry, Inc. incorporated by reference in this Prospectus, and the effectiveness of Xometry, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

The consolidated financial statements of Xometry, Inc. as of and for the fiscal year ended December 31, 2024, incorporated by reference in this Prospectus have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

Xometry, Inc. has agreed to indemnify and hold KPMG LLP harmless against and from any and all legal costs and expenses incurred by KPMG LLP in successful defense of any legal action or proceeding that arises as a result of KPMG LLP’s consent to the incorporation by reference of its audit report on Xometry, Inc.’s past financial statements incorporated by reference in this registration statement.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth or incorporated by reference in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information than the information contained in or incorporated by reference in this prospectus. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC.

Copies of certain information filed by us with the SEC are also available on our website at www.xometry.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus. We have included our website address as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 24, 2026;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2026;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 7, 2026;

•	our Current Reports on Form 8-K filed with the SEC on February 24, 2026, May 8, 2026 and May 21, 2026, to the extent the information in such reports is filed and not furnished; and

•

the description of our Class  A common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 18, 2022, and any amendment or report filed with the SEC for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Xometry, Inc., Attn: Secretary, 6116 Executive Boulevard, Suite 800, North Bethesda, Maryland 20852, and our telephone number is (240) 335-7914.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement.

2,647,059 Shares

Xometry, Inc.

Class A Common Stock

Prospectus Supplement

Joint Book-Running Managers

J.P. Morgan	Goldman Sachs & Co. LLC

Book-Running Managers

William Blair	Citizens Capital Markets	Cantor

Co-Manager

Craig-Hallum

June 1, 2026